As filed with the Securities and Exchange Commission on September 3, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE WALT DISNEY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	83-0940635
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Jolene E. Negre, Esq.

Associate General Counsel and Assistant Secretary

The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

TWDC ENTERPRISES 18 CORP.

(Exact name of registrant as specified in its charter)

Delaware	95-4545390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Jolene E. Negre, Esq.

Assistant Secretary

TWDC Enterprises 18 Corp.

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Nicholas A. Dorsey, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019-7475

(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
The Walt Disney Company
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Units
TWDC Enterprises 18 Corp.
Guarantees of Debt Securities of The Walt Disney Company

(1)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered or sold at indeterminate prices or issued from time to time upon conversion, exercise or exchange of securities registered hereby. In accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of all of the registration fee. Pursuant to Rule 457(n) of the Securities Act, no separate registration fee is required in connection with the guarantees of the debt securities being registered.

PROSPECTUS

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

DEBT SECURITIES

PREFERRED STOCK

COMMON STOCK

DEPOSITARY SHARES

WARRANTS

PURCHASE CONTRACTS

UNITS

TWDC ENTERPRISES 18 CORP.

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

GUARANTEES OF DEBT SECURITIES

OF THE WALT DISNEY COMPANY

The Walt Disney Company (“we”) may offer from time to time the following types of securities:

•	our debt securities, in one or more series, which will be senior debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

•	shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

•	shares of our common stock;

•	warrants to purchase any of the other securities that we may sell under this prospectus;

•	purchase contracts to acquire any of the other securities that we may sell under this prospectus; or

•	any combination of these securities, individually or as units.

TWDC Enterprises 18 Corp. (“TWDC Enterprises”) may fully and unconditionally guarantee all payments of principal, interest, premium, if any, and other amounts payable on debt securities issued by The Walt Disney Company.

We may sell these securities for U.S. dollars or a foreign currency, and payments on these securities may be made in U.S. dollars or a foreign currency. The securities may be offered separately or together in any combination and as separate series.

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

Investing in the securities described in this prospectus involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (including, for the avoidance of doubt, the Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2018 filed by TWDC Enterprises), as well as the applicable prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “DIS.”

We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 3, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and TWDC Enterprises filed with the Securities and Exchange Commission utilizing a “shelf” registration process. When we refer to “The Walt Disney Company,” the “Company,” “we,” “our” and “us” in this prospectus under the headings “Cautionary Statement Concerning Forward-Looking Statements” and “The Walt Disney Company” we mean The Walt Disney Company and its subsidiaries, including TWDC Enterprises 18 Corp., through which various businesses are actually conducted. When such terms are used elsewhere in this prospectus, we refer only to The Walt Disney Company unless the context otherwise requires or as otherwise indicated. When we refer to “TWDC Enterprises” or the “Guarantor” in this prospectus, we refer to TWDC Enterprises 18 Corp., a 100% owned subsidiary of The Walt Disney Company. When we refer to our Annual Report on Form 10-K for the fiscal year ended September 29, 2018, we mean the Annual Report on Form 10-K for such period filed by TWDC Enterprises.

Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We may also prepare free writing prospectuses that describe particular debt securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us, TWDC Enterprises and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission website mentioned under the heading “Where You Can Find More Information.”

We have not and TWDC Enterprises has not authorized any person to give any information or to make any representation in connection with this prospectus other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us or TWDC Enterprises.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs or the affairs of TWDC Enterprises since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$,” “dollars,” “U.S. dollars” or “U.S.$”), and references to a “prospectus supplement” include both prospectus supplements and pricing supplements.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance and the outcome of contingencies such as future financial results, in each case, wherever they appear in this prospectus, any prospectus supplement or the documents incorporated or deemed to be incorporated by reference herein or therein, are necessarily estimates reflecting the best judgment of the management of The Walt Disney Company and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those factors described in more detail in our Annual Report on Form 10-K for the year ended September 29, 2018 and in any subsequent Quarterly Reports on Form 10-Q (including, for the avoidance of doubt, the Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2018 filed by TWDC Enterprises) and Annual Reports on Form 10-K under Item 1A, “Risk Factors” as well as in any subsequent periodic or current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”), that include “Risk Factors” or that discuss risks to us.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement or, in the case of documents incorporated or deemed to be incorporated by reference herein or therein, as of the date of those documents. The Walt Disney Company does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

RISK FACTORS

Investing in the securities described in this prospectus involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in such securities described in our Annual Report on Form 10-K for the year ended September 29, 2018 and in any subsequent Quarterly Reports on Form 10-Q (including, for the avoidance of doubt, the Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2018 filed by TWDC Enterprises) and Annual Reports on Form 10-K under Item 1A, “Risk Factors” as well as in any subsequent periodic or current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 that include “Risk Factors” or that discuss risks to us. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement. The prospectus supplement applicable to each type or series of securities we and TWDC Enterprises may offer may contain a discussion of additional risks applicable to an investment in the securities described in this prospectus and the particular type of securities we and TWDC Enterprises are offering under that prospectus supplement.

THE WALT DISNEY COMPANY

The Walt Disney Company, together with its subsidiaries through which businesses are conducted, is a diversified worldwide entertainment company with operations in four business segments: Media Networks; Parks, Experiences and Products; Studio Entertainment; and Direct-to-Consumer & International. The Walt Disney Company is a Delaware corporation having its principal executive offices at 500 South Buena Vista Street, Burbank, California 91521, and its telephone number is (818) 560-1000.

On March 20, 2019, the Company acquired Twenty-First Century Fox, Inc. (“21CF”). Prior to the acquisition, 21CF and a newly-formed subsidiary of 21CF (“New Fox”) entered into a separation agreement, pursuant to which 21CF transferred to New Fox a portfolio of 21CF’s news, sports and broadcast businesses and certain other assets. 21CF retained all of the assets and liabilities not transferred to New Fox, including the Twentieth Century Fox film and television studios, certain cable networks and 21CF’s international TV businesses; these remaining assets and businesses are held directly or indirectly by the acquired 21CF entity.

As part of the acquisition, the Company agreed to sell 21CF’s Regional Sports Networks, which was completed in August 2019, and certain sport media operations in Brazil and Mexico. In addition, as a result of the 21CF acquisition the Company’s ownership interest in Hulu LLC (“Hulu”) increased to 60% (67% as of June 29, 2019). The acquired 21CF businesses are generally branded Fox, FX, National Geographic and Star.

To find out how to obtain more information regarding us and our business, you should read the documents incorporated and deemed to be incorporated by reference in this prospectus that are described in the section of this prospectus entitled “Where You Can Find More Information.”

Media Networks

•	Significant operations:

•	Disney, ESPN (80% ownership interest), FX, National Geographic (73% ownership interest) and Freeform branded domestic cable networks

•	ABC branded broadcast television network and eight owned domestic television stations

•	Television production and distribution

•	National Geographic branded publishing business

•	A 50% equity investment in A+E Television Networks (“A+E”), which operates a variety of cable networks including A&E, HISTORY and Lifetime

Parks, Experiences and Products

•	Significant operations:

•	Parks & Experiences:

•

Theme parks and resorts, which include: Walt Disney World Resort in Florida; Disneyland Resort in California; Disneyland Paris; Hong Kong Disneyland Resort (47% ownership interest); and Shanghai Disney Resort (43% ownership interest), all of which are consolidated in our results. Additionally, the Company licenses our intellectual property to a third party to operate Tokyo Disney Resort.

•	Disney Cruise Line, Disney Vacation Club, National Geographic and Disney-branded travel businesses, and Aulani, a Disney Resort & Spa in Hawaii

•	Consumer Products:

•	Licensing of our trade names, characters, visual, literary and other intellectual properties to various manufacturers, game developers, publishers and retailers throughout the world

•

Sale of branded merchandise through retail, online and wholesale businesses, and development and publishing of books, magazines (excluding National Geographic, which is reported in Media Networks), comic books and games

Studio Entertainment

•	Significant operations:

•

Motion picture production and distribution under the Walt Disney Pictures, Twentieth Century Fox, Pixar, Marvel, Lucasfilm, Fox 2000, Fox Searchlight Pictures, Twentieth Century Fox Animation and Touchstone banners

•	Development, production and licensing of live entertainment events on Broadway and around the world (stage plays)

Direct-to-Consumer & International

•	Significant operations:

•	Disney, ESPN, Fox, Star, FX and National Geographic branded international television networks and channels

•	Direct-to-consumer businesses distributed digitally to internet-connected devices:

•

Hulu and Hotstar streaming services, which aggregate acquired television and film entertainment content and produce original content. Prior to the acquisition of 21CF, Hulu was reported as an equity investment.

•	ESPN+ streaming service, which was launched in April 2018

•	Disney+ streaming service, which we plan to launch in late 2019

•	Other Company branded digital content distribution platforms and services

•	BAMTech LLC (“BAMTech”) (owned 75% by the Company since September 2017), which provides streaming technology services

•	Equity investments:

•	A 50% ownership interest in Endemol Shine Group, which is a multi-platform content provider with creative operations across the world’s major markets

•	A 27% effective ownership interest in Vice Group Holdings, Inc. (“Vice”), which is a media company that targets millennial audiences. Vice operates Viceland, which is owned 50% by Vice and 50% by A+E.

TWDC ENTERPRISES 18 CORP.

TWDC Enterprises is a Delaware corporation and a direct, 100% owned subsidiary of The Walt Disney Company. Its principal executive offices are located at 500 South Buena Vista Street, Burbank, California 91521, and its telephone number is (818) 560-1000.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes.

These general corporate purposes may include, among others:

•	to repay indebtedness (including commercial paper) and reduce other obligations;

•	to fund share repurchases;

•	to fund dividend payments;

•	to fund investments in, or extensions of credit or contributions to, our subsidiaries; and

•	to fund acquisitions.

Proceeds may also be used for other purposes specified in the applicable prospectus supplement. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon, among other things, our funding requirements and the funding requirements of our subsidiaries, including TWDC Enterprises, at the time of issuance and the availability of other funds.

GENERAL DESCRIPTION OF SECURITIES

THE WALT DISNEY COMPANY

We, directly or through agents, dealers or underwriters that we designate, may offer and sell, from time to time, the following types of securities:

•	our debt securities, in one or more series, which will be senior debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

•	shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

•	shares of our common stock;

•	warrants to purchase any of the other securities that may be sold under this prospectus;

•	purchase contracts to acquire any of the other securities that may be sold under this prospectus; or

•	any combination of these securities, individually or as units.

We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale, and the securities offered hereby may be convertible into or exercisable or exchangeable for other securities offered hereby. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

When we refer to “securities,” “debt securities,” “preferred stock,” “depositary receipts,” “common stock,” “warrants,” “purchase contracts” and/or “units” under the headings “Description of Debt Securities of The Walt Disney Company,” “Description of Preferred Stock of The Walt Disney Company,” “Description of Depositary Shares of The Walt Disney Company,” “Description of Common Stock of The Walt Disney Company,” “Description of Warrants of The Walt Disney Company,” “Description of Purchase Contracts of The Walt Disney Company,” or “Description of Units of The Walt Disney Company,” we refer only to those securities issued by The Walt Disney Company and not its subsidiaries, including TWDC Enterprises, unless the context otherwise requires or as otherwise indicated.

TWDC ENTERPRISES 18 CORP.

TWDC Enterprises may fully and unconditionally guarantee all payments of principal, interest, premium, if any, and other amounts payable on debt securities issued by The Walt Disney Company. When such a guarantee is offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and the guarantee.

DESCRIPTION OF DEBT SECURITIES OF THE WALT DISNEY COMPANY

In this “Description of Debt Securities of The Walt Disney Company” section, when we refer to “The Walt Disney Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries (including TWDC Enterprises); references to the “Guarantor” refer only to TWDC Enterprises and not to any of its subsidiaries; and all references to “debt securities” refer only to debt securities issued by The Walt Disney Company and not to any debt securities issued by TWDC Enterprises.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities. The debt securities will be our unsecured and unsubordinated obligations. We may issue these debt securities in one or more series.

Our debt securities may be issued from time to time under an indenture, which is referred to as the “indenture.” The trustee under the indenture is referred to as the “trustee.”

The following summary of selected provisions of the indenture and the debt securities is not complete. In connection with an investment in our debt securities, you should review the applicable prospectus supplement, the form of the debt securities and the indenture, which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information” in this prospectus. The following summary and any description of our debt securities contained in an applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the debt securities and the indenture, which provisions, including defined terms, are incorporated by reference in this prospectus.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

We can issue an unlimited amount of debt securities under the indenture. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued debt securities. The debt securities of each series will be our direct, unsecured and unsubordinated obligations.

The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•

whether the debt securities of the series may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary with respect to such temporary or permanent global debt security and the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series of like tenor and of any authorized form and denomination;

•	the price or prices at which the debt securities of the series will be issued;

•

the person to whom any interest will be payable on any debt securities of the series, if other than the person in whose name the debt security is registered at the close of business on the regular record date for the payment of interest;

•	the extent to which, or the manner in which, any interest payable on a temporary or permanent global security on an interest payment date will be paid;

•	the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method or methods, if any, used to determine those dates;

•	the rate or rates at which the debt securities of the series will bear interest or the method or methods, if any, used to calculate those rate or rates;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine those dates;

•

the stated maturities of installments of interest, if any, on which any interest on the debt securities of the series will be payable and the regular record dates for any interest payable on any debt securities of the series;

•

the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable and the place or places where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the debt securities of the series may be served on us;

•

our right, if any, to redeem the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

•

our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

•	the denominations in which any debt securities of the series are to be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

the currency or currencies, including composite currencies, of payment of principal of, premium, if any, and interest, if any, on the debt securities of the series, if other than U.S. dollars, and, if other than U.S. dollars, whether the debt securities of the series may be satisfied and discharged other than as provided in the indenture;

•

if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity thereof pursuant to an event of default;

•

if we agree or any guarantor agrees to pay any additional amounts on any of the debt securities of the series to any holder in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances and procedures under which we or such guarantor will make these payments, and whether those additional amounts paid by us or such guarantor will be treated as interest or principal pursuant to the indenture, and whether we will have the option to redeem these debt securities rather than pay these additional amounts;

•

whether the debt securities of the series are convertible or exchangeable into other securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•

if applicable, any special terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount, if any, will accrue;

•

whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the indenture;

•

whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the provisions described below under “—Defeasance and Discharge” and, unless otherwise expressly provided in the applicable prospectus supplement, such provisions will apply to the debt securities of the series;

•

whether the debt securities of the series are entitled to any benefits of any guarantee of any guarantors, including any addition or change to the provisions described below under “—The TWDC Enterprises Guarantee”;

•

any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in this prospectus and any change in the rights of the trustee or the requisite holders of the debt securities of the series to declare the principal amount of that series due and payable pursuant to the indenture;

•	any special United States federal income tax considerations applicable to the debt securities of the series; and

•	any other terms of the debt securities of the series.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Special United States federal tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus.

Consequences of Holding Company Status

Operations are conducted almost entirely through our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be effectively subordinated to any security interests in the assets of the subsidiary and would still be contractually subordinated to any indebtedness of the subsidiary senior to that held by us.

Holders of our debt securities have a direct claim only against us, unless such debt securities are guaranteed, in which case they also have a direct claim against any applicable guarantor.

Form, Exchange, Registration and Transfer

The debt securities of a series will be issued as registered securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under “—Global Debt Securities.” Unless otherwise indicated in an applicable prospectus supplement, debt securities will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Debt securities of any series will be exchangeable for other securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable prospectus supplement, debt securities may be presented for registration of transfer, at the office or agency designated by us as registrar or co-registrar with respect to any series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the indenture. The transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon the registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as the initial registrar under the indenture and the name of any different or additional registrar designated by us with respect to the debt securities of any series will be included in the applicable prospectus supplement. If a prospectus supplement refers to any office or agency where debt securities may be presented or surrendered for payment, registration of transfer or exchange and where notices and demands may be served (in addition to the registrar’s office) designated by us with respect to any series of debt securities, we may at any time rescind such designation or approve a change in the location of such office or agency, except that we will be required to maintain an office or agency in each place of payment for that series and, if required by the depositary, we will appoint a paying agent and registrar in The City of New York.

We may at any time designate additional offices or agencies where the debt securities of any series may be presented or surrendered for any or all purposes listed above.

In the event of any redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or other delivery of the relevant notice of redemption; or

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

The TWDC Enterprises Guarantee

Unless otherwise indicated in an applicable prospectus supplement, the Guarantor will fully and unconditionally guarantee the full and punctual payment of the principal of, premium, if any, interest on, and all other amounts payable under the debt securities (such debt securities, the “guaranteed debt securities”), in each case, when the same becomes due and payable, whether at maturity or upon redemption, repayment at the option of the holders of the debt securities, upon acceleration or otherwise. If for any reason we do not make any required payment in respect of our guaranteed debt securities when due, the Guarantor will on demand pay the unpaid amount at the same place and in the same manner that applies to payments made by us under the indenture. The guarantee is of payment, performance and compliance and not of collection.

Holders of our guaranteed debt securities are our direct creditors, as well as direct creditors of the Guarantor under the guarantee. The terms of the guarantee of any guaranteed debt securities will be described in the applicable prospectus supplement.

The Guarantor will be automatically and unconditionally released and discharged from its guarantee (i) upon notice by us to the trustee, at any time, that (x) the Guarantor is not a borrower, issuer or guarantor under certain material credit facilities or any debt securities (or substantially concurrently with the Guarantor’s release and discharge under such obligations) or (y) the aggregate principal amount of indebtedness for borrowed money (without duplication) issued or borrowed by all Measured Subsidiaries (as defined below) of The Walt Disney Company (collectively) (other than any indebtedness for borrowed money represented by a guarantee under the indenture or guarantees of third party indebtedness) constitutes (or, as a result of any event or circumstance occurring or arising substantially concurrently therewith, will constitute) no more than 10.0% of the aggregate principal amount of indebtedness for borrowed money of The Walt Disney Company and its Measured Subsidiaries (other than any indebtedness for borrowed money represented by guarantees of third-party indebtedness), on a consolidated basis, as of such time, (ii) upon the sale, transfer or disposition (including by way of consolidation or merger) of all or substantially all of the equity interests or assets of the Guarantor to another person (other than to us or any of our other subsidiaries), (iii) upon the discharge of our obligations under the indenture in accordance with its terms or (iv) upon any covenant defeasance or legal defeasance with respect to the debt securities of the applicable series as described in “—Discharge and Defeasance” below.

“Excluded Entity” means each of the Hong Kong Disneyland Entities, the Shanghai Project Entities and the Specified Project Entities.

“Hong Kong Disneyland Entity” means any subsidiary of the Guarantor and any other person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Guarantor or any of its subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex, or any part thereof or any addition thereto, commonly known as “Hong Kong Disney,” “Hong Kong Disneyland” or “Disneyland Resort Hong Kong,” located at Penny’s Bay on Lantau Island, Hong Kong, which subsidiaries and other persons include, without limitation, as of the date hereof, Hongkong International Theme Parks Limited, Hong Kong Disneyland Management Limited and Walt Disney Holdings (Hong Kong) Limited.

“Measured Subsidiary” means, with respect to any person, any (a) corporation (or foreign equivalent) other than an Excluded Entity or (b) general partnership, limited partnership or limited liability company (or foreign equivalent) other than an Excluded Entity (each, a “Non-Corporate Entity”), in either case, of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or Non-Corporate Entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly (through one or more Measured Subsidiaries) owned by such person. In the case of a Non-Corporate Entity, a person shall be deemed to have more than 50% of interests having ordinary voting power only if such person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in such Non-Corporate Entity. For purposes of this definition, any managerial powers or rights comparable to managerial powers afforded to a person solely by reason of such person’s ownership of general partner or comparable interests (or foreign equivalent) shall not be deemed to be “interests having ordinary voting power.”

“Shanghai Project Entity” means any subsidiary of the Guarantor and any other person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Guarantor or any of its subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex or any part thereof or any addition thereto, to be known as “Shanghai Disney,” “Shanghai Disneyland” or “Disneyland Resort Shanghai” or by any similar name, to be located in the Pudong New Area, Shanghai, People’s Republic of China, which subsidiaries and other persons include, without limitation, as of the date hereof, Shanghai International Theme Park Company Limited, Shanghai International Theme Park Associated Facilities Company Limited, Shanghai International Theme Park and Resort Management Company Limited and WD Holdings (Shanghai), LLC.

“Specified Project Entity” means:

(a) DVD Financing, Inc.;

(b) each affiliate of the Guarantor organized after February 25, 2004 (the “Organization Date”) (or whose business commenced after the Organization Date) and any other person organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Guarantor or any of its subsidiaries, in each case, if:

(i) such affiliate or other person has incurred debt for the purpose of financing all or a part of the costs of the acquisition, construction, development or operation of a particular project (“Project Debt”);

(ii) except for customary guarantees, keep-well agreements and similar credit and equity support arrangements in respect of Project Debt incurred by such affiliate or other person from the Guarantor or any of its subsidiaries not in excess of $150,000,000 or from third parties, the source of repayment of such Project Debt is limited to the assets and revenues of such particular project (or, if such particular project comprises all or substantially all of the assets of such affiliate or other person, the assets and revenues of such affiliate or other person); and

(iii) the property over which liens are granted to secure such Project Debt, if any, consists solely of the assets and revenues of such particular project or the equity securities or interests of such affiliate or other person or a subsidiary of the Guarantor referred to in clause (c) below; and

(c) each affiliate of the Guarantor organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Guarantor or any of its subsidiaries, the primary business of which is the direct or indirect ownership, management or operation of, or provision of services to, any affiliate or other person referred to in clause (b) above.

Covenants

Unless otherwise indicated in an applicable prospectus supplement, the indenture does not include covenants limiting the amount of secured or unsecured indebtedness that may be incurred by us and our subsidiaries or otherwise restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us or the Guarantor that may adversely affect the holders of the debt securities, if, in the case of a consolidation, merger or transfer or lease of our or the Guarantor’s assets substantially as an entirety, the applicable transaction complies with the provisions described below under “—Mergers and Sales of Assets.” In addition, unless otherwise specified in an applicable prospectus supplement, the indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. See “—Mergers and Sales of Assets.”

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on debt securities will be made at the office of the paying agent or paying agents designated by us from time to time, except that at our option, payment of principal and premium, if any, or interest also may be made by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment, except as otherwise provided by the procedures of the depositary.

Unless otherwise indicated in an applicable prospectus supplement, the trustee will be designated as our sole paying agent. Any other paying agents designated by us for any series of debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for that series.

All moneys paid by us to a paying agent for the payment of principal of and premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after that principal or interest shall have become due and payable will be repaid to us, and the holder of the debt security will thereafter look only to us for payment of those amounts.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for the debt security or to its nominee or successor of the depositary or a nominee of such successor. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

Mergers and Sales of Assets

The Walt Disney Company

The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless, among other things, (i) we are the continuing corporation, or the resulting, surviving or transferee person (if other than us) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of our obligations under the debt securities and the indenture, (ii) immediately after giving effect to the transaction, no event which is, or after notice or passage of time or both would be, an event of default under the indenture (any such event, a “default”) shall have occurred and be continuing under the indenture and (iii) we deliver to the trustee an officer’s certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied. Any such successor person formed by any such consolidation or into which we are merged or to which any such conveyance, transfer or lease is made shall succeed to, and be substituted for, us under the indenture and we will be discharged from all obligations under the indenture and the debt securities issued thereunder, except in the case of a lease of our properties and assets substantially as an entirety.

Guarantor

Subject to the guarantee release provisions therein, the indenture provides that the Guarantor may not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) it is the continuing person, it is merged or consolidated into us or another guarantor under the indenture or the resulting, surviving or transferee person (if other than us or the Guarantor) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of the Guarantor’s obligations under the debt securities and the indenture and (ii) we deliver to the trustee an officer’s certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied. Any such successor person formed by any such consolidation or into which the Guarantor is merged or to which any such conveyance, transfer or lease is made shall succeed to, and be substituted for, the Guarantor under the indenture and the Guarantor will be discharged from all obligations under the indenture and the debt securities issued thereunder, except in the case of a lease of its properties and assets substantially as an entirety.

Events of Default

The indenture provides that if an event of default (other than an event of default described in clause (c) of the next paragraph) occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable. The indenture further provides that, if an event of default described in clause (c) of the next paragraph occurs and is continuing with respect to a series of debt securities, the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series shall become and be immediately due and payable, without any declaration or other act on the part of the trustee or the holders of any debt securities of that series. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind an acceleration of the debt securities of such series and its consequences.

Under the indenture, unless otherwise specified with respect to a series of debt securities in the applicable prospectus supplement, the following events will constitute an event of default with respect to a series of debt securities:

(a) default in (i) payment of any principal of or premium, if any, on any debt security of the series at its maturity or (ii) payment of any interest on any debt security of the series when due and payable, continuing for 30 days;

(b) failure by us to comply with our other agreements in the debt securities of the series or the indenture for the benefit of the holders of debt securities of that series upon the receipt by us of notice of the default given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series and our failure to cure the default within 60 days after receipt by us of the notice;

(c) specified events of bankruptcy or insolvency with respect to us or any guarantor that is a Significant Subsidiary;

(d) the guarantee of a Significant Subsidiary ceases to be in full force and effect (other than as specified above under “—The TWDC Enterprises Guarantee” or as otherwise provided under the terms of the indenture) or the Guarantor denies its liability under the guarantee; and

(e) any other event of default applicable to the series of debt securities and set forth in the applicable prospectus supplement.

“Significant Subsidiary” means, at any time, any of our subsidiaries which would be a “Significant Subsidiary” at such time, as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission, as in effect on the date of the indenture.

The trustee will give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence of the default. However, the trustee may withhold notice of any default, other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that the trustee may refuse to follow any direction that conflicts with any law or the indenture or that the trustee determines in good faith is unduly prejudicial to the rights of other holders or would involve the trustee in personal liability and subject to other limitations provided for in the indenture. Before proceeding to exercise any right or power under the indenture at the direction of holders, the trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the indenture or the debt securities of that series, unless:

(a) the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

(c) the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

(d) the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request; and

(e) the trustee has failed to comply with the request within the 60-day period.

Notwithstanding the foregoing, the right of any holder of any debt security to receive payment of the principal of, premium, if any, and interest in respect of such debt security on the date or dates specified for payment in the debt security (or, in the case of redemption, on the applicable redemption date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or adversely affected without the holder’s consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) an event of default in the payment of any principal of, or premium, if any, or interest on, any debt security of the series when due, or (ii) a default in respect of the covenants or provisions in the indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected as described in “—Modification and Waiver” below.

The indenture provides for us to deliver to the trustee within 120 days after the end of each of our fiscal years an officer’s certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

Modification and Waiver

The indenture permits us, the Guarantor and the trustee to execute a supplemental indenture without the consent of the holders of the debt securities issued under the indenture:

•	to evidence the succession of another organization to us and the assumption by it of our obligations under the indenture and the debt securities;

•	to evidence the succession of another organization to the Guarantor and the assumption by it of the Guarantor’s obligations under the indenture;

•

to add to our or the Guarantor’s covenants, agreements and obligations for the benefit of the holders of all the debt securities or any series thereof, or to surrender any right or power conferred in the indenture upon us;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•

to provide for the acceptance of appointment under the indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to cure any ambiguity, defect or inconsistency;

•

to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither (a) applies to any debt security of any series that was created prior to the execution of the supplemental indenture and is entitled to the benefit of that provision nor (b) modifies the rights of the holder of any such debt security with respect to that provision;

•	to change or eliminate any provisions as is necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	to reflect the release of the Guarantor in accordance with the provisions described in “—The TWDC Enterprises Guarantee” above;

•

to add guarantors with respect to the debt securities of one or more series or to secure the debt securities (and to reflect the release of any such additional guarantees or security in accordance with the terms of the indenture); or

•	to make any other change that does not adversely affect the rights of any holder of the debt securities issued under the indenture in any material respect.

The indenture also permits us, the Guarantor and the trustee, with the consent of (i) the holders of not less than a majority in principal amount of the outstanding debt securities issued under the indenture voting as a single class or (ii) in case less than all of the series of outstanding debt securities issued under the indenture are affected by such addition, change, elimination or modification, the holders of not less than a majority in principal amount of the outstanding securities of all series issued under the indenture so affected by such supplemental indenture voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, the debt securities), to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the applicable series of debt securities or modify in any manner the rights of the holders of the debt securities of the applicable series under the indenture, and the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series under the indenture may, by written consent, waive compliance by us or the Guarantor with any provision of the indenture (but solely insofar as such provision relates to the debt securities of such series) or any provision of the debt securities of such series; provided, however, that no such supplemental indenture or waiver shall, without the written consent of the holder of each outstanding debt security under the indenture affected thereby:

•

change the stated maturity of the principal of, or any installment of principal or interest on, any such debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof;

•	reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity thereof;

•	change the place or currency of payment of principal and premium, if any, or interest, if any, on any such debt security;

•

impair the right to institute suit for the enforcement of any such payment on any such debt security on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture or to waive compliance with certain provisions thereof or certain defaults thereunder with respect to the debt securities of such series; or

•

modify any of the provisions of the indenture described in this paragraph except to increase the percentage of outstanding debt securities of such series required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

Discharge and Defeasance

Unless otherwise indicated in an applicable prospectus supplement, the indenture provides that we may satisfy and discharge our obligations thereunder (subject to limited exceptions) with respect to the debt securities of any series issued thereunder by delivering to the trustee for cancellation all outstanding debt securities of such series or depositing with the trustee, after the outstanding debt securities of such series have become due and payable, or will become due and payable within one year or will be called for redemption within one year, cash sufficient to pay to the date of deposit (in the case of debt securities of such series which have become due and payable) or to the stated maturity or redemption date, as the case may be, all of the outstanding debt securities of the series and all other sums payable under the indenture with respect to the series.

In addition, unless otherwise indicated in an applicable prospectus supplement, the indenture provides that we may:

(a) be discharged from our obligations (subject to exceptions) in respect of the debt securities of a series (“defeasance and discharge”); or

(b) cease to comply with specified covenants insofar as they relate to the debt securities of a series (“covenant defeasance”), including those described under “—Mergers and Sales of Assets”;

and the omission will not be an event of default with respect to the debt securities of that series, in each case at any time prior to the stated maturity or redemption thereof, if we irrevocably deposit with the trustee, in trust:

(i) sufficient funds in the currency or currency unit in which the debt securities of that series are denominated to pay the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series; or

(ii) that amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series.

The defeasance and discharge and covenant defeasance described above are effective only if, among other things, we deliver an opinion of counsel to the effect that (i) we have met all of the conditions precedent to the defeasance and the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner as if no defeasance had occurred and (ii) in the case of defeasance and discharge, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable United States federal income tax law; provided, however, that the opinion of counsel required by clause (i) above will not need to be delivered if all debt securities of the applicable series not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at the maturity date of such debt securities within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense.

Upon the defeasance and discharge, the holders of the debt securities of the series will no longer be entitled to the benefits of the indenture, subject to certain exceptions (including for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities), and should look to the deposited funds or obligations for payment. In the case of covenant defeasance of the debt securities of any series, we and any guarantors will no longer be required to comply, solely insofar as relates to the debt securities of that series, with the covenants as to which covenant defeasance has occurred and a failure to comply with those covenants shall thereafter not constitute a default or event of default with respect of the debt securities of that series.

The Trustee under the Indenture

The trustee under the indenture, and/or one or more of its respective affiliates, may be lenders under our credit agreements, if any, and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

Except during the continuance of an event of default, the trustee need perform only those duties that are specifically set forth in the indenture and no others. In case an event of default occurs and is continuing, the trustee is required to exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of its own affairs.

The initial trustee under the indenture dated as of March 20, 2019 is Citibank, N.A.

Applicable Law

The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK OF THE WALT DISNEY COMPANY

In this “Description of Preferred Stock of The Walt Disney Company” section, when we refer to “The Walt Disney Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries (including TWDC Enterprises); all references to “preferred stock” refer only to preferred stock issued by The Walt Disney Company and not to any preferred stock issued by any subsidiary, including TWDC Enterprises.

We may issue, from time to time, shares of one or more series or classes of our preferred stock. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our charter, bylaws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our charter, bylaws and the relevant certificate of designation.

General

Under our charter, we have the authority to issue 100,000,000 shares of preferred stock. Our Board of Directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law (the “DGCL”).

Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

•	the designation of the shares and the number of shares that constitute the series;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights of the shares;

•

the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding up;

•	whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

•

whether depositary shares representing shares of the series of preferred stock will be offered and, if so, the fraction of a share of the series of preferred stock represented by each depositary share (see “Description of Depositary Shares of The Walt Disney Company” below);

•	whether the shares of the series of preferred stock will be listed on a securities exchange;

•	any special United States federal income tax considerations applicable to the series; and

•	the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

Dividends

Holders of shares of preferred stock shall be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.

Unless otherwise set forth in the applicable prospectus supplement, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation) may be declared or paid or set aside for payment, nor may any other distribution be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends, nor may any common stock or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any of that stock) by us (except by conversion into or exchange for other capital stock of ours ranking junior to the preferred stock of that series as to dividends) unless (i) if that series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period and (ii) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period. However, any monies deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund may be applied to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of the application full dividends, including cumulative dividends, upon shares of the preferred stock outstanding on the last dividend payment date have been paid or declared and set apart for payment. In addition, any junior or parity preferred stock or common stock may be converted into or exchanged for our stock ranking junior to the preferred stock as to dividends.

The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.

Convertibility

No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.

Redemption and Sinking Fund

No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Rights

Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation, dissolution or winding up and (ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.

Voting Rights

The holders of each series or class of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series or class of preferred stock, grant voting rights to the holders of that series or class to elect additional board members if we fail to pay dividends in a timely fashion.

Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that class;

•	increase or decrease the par value of the shares of that class; or

•	alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

If the amendment would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

Miscellaneous

The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments will be described or incorporated by reference in the applicable prospectus supplement.

When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our charter or the applicable certificate of designation or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES OF THE WALT DISNEY COMPANY

In this “Description of Depositary Shares of The Walt Disney Company” section, when we refer to “The Walt Disney Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries (including TWDC Enterprises); all references to “depositary shares” refer only to depositary share receipts issued by The Walt Disney Company and not to any depositary share receipts issued by any subsidiary, including TWDC Enterprises.

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder.

Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The forms of deposit agreement and depositary receipt have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions therein of certain terms.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. We will not issue any partial shares of preferred stock. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Conversion or Exchange of Preferred Stock

If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for such other securities. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days’ prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Limitations on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF COMMON STOCK OF THE WALT DISNEY COMPANY

In this “Description of Common Stock of The Walt Disney Company” section, when we refer to “The Walt Disney Company,” the “Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries (including TWDC Enterprises); all references to “common stock” refer only to common stock issued by The Walt Disney Company and not to any common stock issued by any subsidiary, including TWDC Enterprises.

We may issue, from time to time, shares of our common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our charter, bylaws and the applicable prospectus supplement.

Authorized Shares

Under our charter, we have the authority to issue 4,600,000,000 shares of common stock.

Dividends

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments will be described in the applicable prospectus supplement.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of common stock possess all voting power. Our charter does not provide for cumulative voting for the election of directors. As a result, under the DGCL, the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all the directors of The Walt Disney Company then standing for election and holders of the remaining shares will not be able to elect any director. Directors are elected by a majority of votes cast at the annual meeting of stockholders, unless the election is contested, in which case directors are elected by a plurality of votes cast. A majority of votes cast means that the numbers of shares voted “for” a director exceeds the number of votes cast “against” that director.

If an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, the director is required to submit a letter of resignation to the Board of Directors for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee is required to promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board of Directors the action to be taken with respect to the tendered resignation. The Board of Directors is required to determine whether to accept or reject the resignation, or what other action should be taken, within ninety (90) days of the date of the certification of election results.

Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Miscellaneous

All shares of common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.

Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions Inc. is the principal transfer agent and registrar for the common stock.

Certain Anti-takeover Effects

General. Certain provisions of our charter and the DGCL could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our stockholders. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our charter, our bylaws and the DGCL.

Our bylaws permit adoption of a stockholder rights plan, rights agreement or any other form of distribution to stockholders which is designed to or has the effect of making an acquisition of large holdings of our shares of common stock more difficult or expensive if, but only if, approved by a majority of the Board of Directors including a majority of independent directors. The bylaw requires that any such plan terminate within one year following the date of adoption unless the plan has been ratified by stockholders or extended by further votes of the Board of Directors. Our Board of Directors has no present intention to introduce additional measures that might have an anti-takeover effect; however, our Board of Directors expressly reserves the right to introduce these measures in the future.

Business Combinations. Section 203 of the DGCL restricts a wide range of transactions (“business combinations”) between a corporation and an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation’s assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our charter nor our bylaws contains a provision electing to “opt-out” of Section 203.

Advance Notice Requirements. Stockholders wishing to nominate persons for election to our Board of Directors at an annual meeting or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other requirements set forth in our bylaws. Likewise, if our Board of Directors has determined that directors shall be elected at a special meeting of stockholders, stockholders wishing to nominate persons for election to our Board of Directors at such special meeting must comply with certain advance notice and other requirements set forth in our bylaws.

Proxy Access. Our bylaws permit a qualified stockholder or group of stockholders to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. To qualify, the stockholders (or group of up to twenty stockholders) must have continuously owned for at least three years 3% or more of the total voting power of our outstanding shares of capital stock entitled to vote in the election of directors. The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws is generally the greater of (x) two or (y) 20% of the total number of our directors in office as of the last day on which notice of a nomination may be delivered or, if such amount is not a whole number, the closest whole number below 20%.

Notice of a nomination under our proxy access bylaw provisions must generally be submitted to our secretary at our principal executive offices no earlier than the close of business on the one hundred fiftieth day and no later than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. The notice must contain certain information specified in our bylaws.

Special Meetings. Pursuant to the DGCL, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the charter or the bylaws. Our charter provides that special meetings of stockholders may only be called by our Board of Directors, the Chairman of our Board of Directors, the Chief Executive Officer, or, solely to the extent required by our bylaws, by the Secretary of the Company at the written request in proper form of one or more stockholders who have continuously held as stockholders of record “Net Long Shares” (as defined in the bylaws) representing in the aggregate at least twenty-five percent (25%) of the outstanding shares of our common stock for at least one year prior to the date such request is delivered to the Secretary.

Board Vacancies. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under our charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

DESCRIPTION OF WARRANTS OF THE WALT DISNEY COMPANY

In this “Description of Warrants of The Walt Disney Company” section, when we refer to “The Walt Disney Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries (including TWDC Enterprises); all references to “warrants” refer only to warrants issued by The Walt Disney Company and not to any warrants issued by any subsidiary, including TWDC Enterprises.

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus (excluding the guarantees).

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

General

The prospectus supplement shall set forth the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•

the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price of the warrants, if any;

•	the currency or currencies in which such warrants are exercisable;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	a discussion of any material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of the warrants, if any;

•	antidilution provisions of the warrants, if any; and

•	any other material terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS OF THE WALT DISNEY COMPANY

In this “Description of Purchase Contracts of The Walt Disney Company” section, when we refer to “The Walt Disney Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries (including TWDC Enterprises); all references to “purchase contracts” refer only to purchase contracts issued by The Walt Disney Company and not to any purchase contracts issued by any subsidiary, including TWDC Enterprises.

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus (excluding the guarantees) at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement will describe, among other things, the material terms of any purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS OF THE WALT DISNEY COMPANY

In this “Description of Units of The Walt Disney Company” section, when we refer to “The Walt Disney Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries (including TWDC Enterprises); all references to “units” refer only to units issued by The Walt Disney Company and not to any units issued by any subsidiary, including TWDC Enterprises.

We may, from time to time, issue units comprised of one or more of the other securities that we may offer under this prospectus (excluding the guarantees), in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The terms and conditions described under “Description of Debt Securities of The Walt Disney Company,” “Description of Preferred Stock of The Walt Disney Company,” “Description of Depositary Shares of The Walt Disney Company,” “Description of Common Stock of The Walt Disney Company,” “Description of Warrants of The Walt Disney Company” and “Description of Purchase Contracts of The Walt Disney Company” will apply to any debt securities, preferred stock, depositary shares, common stock, warrants or purchase contracts, as applicable, included in each unit, unless otherwise specified in the applicable prospectus supplement.

DESCRIPTION OF THE TWDC ENTERPRISES GUARANTEE

See above “Description of Debt Securities of The Walt Disney Company—The TWDC Enterprises Guarantee.”

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors through agents or dealers. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Securities offered hereby may also be issued upon conversion, exercise or exchange of other securities offered hereby. We also reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. In this case, no underwriters, dealers or agents would be involved.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. The consideration for these securities may be cash or another form negotiated by the parties. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale. The debt securities, together with any guarantees thereof, may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the offered debt securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered debt securities if any of the offered debt securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters’ compensation may be changed from time to time.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange (if applicable), in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue the activities if commenced.

If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The securities may or may not be listed on a national securities exchange or a foreign securities exchange. Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

One or more of the underwriters, agents or dealers, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including The Walt Disney Company, that file electronically with the Securities and Exchange Commission. The public can obtain any documents that we file electronically with the Securities and Exchange Commission at http://www.sec.gov. Our Securities and Exchange Commission filings and other information about The Walt Disney Company are also available at our website at www.thewaltdisneycompany.com. Except for documents filed with the Securities and Exchange Commission and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

This prospectus constitutes part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

Statements contained in this prospectus, in any prospectus supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by such reference.

We and TWDC Enterprises have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we and TWDC Enterprises can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. We and TWDC Enterprises incorporate by reference the following documents that we and TWDC Enterprises have previously filed with the Securities and Exchange Commission (other than information in such documents that is deemed not to be filed):

(a)

TWDC Enterprises’s Annual Report on Form 10-K for the fiscal year ended September 29, 2018, filed on November 21, 2018 (the financial statements and the related audit opinion have been superseded by the financial statements and audit report in TWDC Enterprise’s Current Report on Form 8-K filed on February 15, 2019 and The Walt Disney Company’s Current Report on Form 8-K filed on August 14, 2019);

(b)

TWDC Enterprises’s Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2018, filed on February 5, 2019 (the financial statements have been superseded by the financial statements in The Walt Disney Company’s Current Report on Form 8-K filed on August 14, 2019);

(c)

the information in TWDC Enterprises’s proxy statement filed on January  11, 2019, but only to the extent such information is incorporated by reference in TWDC Enterprises’s Annual Report on Form 10-K for the fiscal year ended September 29, 2018;

(d)	TWDC Enterprises’s Current Reports on Form 8-K filed on October 5, 2018, October 15, 2018, October 22, 2018, October 29, 2018, November 27, 2018, November 30, 2018, December 3, 2018,

December 4, 2018, December 26, 2018, January 8, 2019, January 18, 2019 (first filing only), January 25, 2019, January 29, 2019, January 30, 2019, February 6, 2019, February 15, 2019, February 21, 2019, March 1, 2019, March 4, 2019, March 5, 2019, March 8, 2019, March 8, 2019, March 12, 2019, March 18, 2019 and March 20, 2019;

(e)

The Walt Disney Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2019, filed on May  8, 2019 and Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2019, filed on August 6, 2019;

(f)

The Walt Disney Company’s Current Reports on Form 8-K filed on March 20, 2019, on Form 8-K12B filed on March  20, 2019, on Form 8-K/A filed on March 27, 2019 and on Form 8-K filed on May 3, 2019, May 14, 2019, August 14, 2019 and August 29, 2019; and

(g)

the description of The Walt Disney Company common stock contained in the Registration Statement on Form S-4 (File No. 333-225850) first filed by The Walt Disney Company on June 25, 2018, including any subsequent amendment or report filed for the purpose of updating such description.

We also are incorporating by reference all future documents that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities made hereby (other than information in and exhibits to such documents that are deemed not to be filed). The most recent information that we file with the Securities and Exchange Commission automatically updates and, to the extent inconsistent with prior information, supersedes more dated information.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Associate General Counsel and Assistant Secretary; telephone number (818) 560-1000. You should not assume that the information in this prospectus, any document incorporated by reference herein, or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since such dates. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

Except as incorporated by reference herein from TWDC Enterprises’s filings with the Securities and Exchange Commission, this prospectus omits financial statements for TWDC Enterprises, as permitted by the Securities and Exchange Commission in Rule 3-10(e) of Regulation S-X. TWDC Enterprises is our 100% owned subsidiary, and any guarantees by TWDC Enterprises of debt securities we may issue under this prospectus will be full and unconditional.

LEGAL MATTERS

Legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offer.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to The Walt Disney Company’s Current Report on Form 8-K dated August 14, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Twenty-First Century Fox, Inc. appearing in The Walt Disney Company’s Amended Current Report on Form 8-K/A filed on March 27, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by The Walt Disney Company in connection with the sale or distribution of the securities registered under this registration statement.

Amount
SEC registration fee (1)	$
Accountants’ fees and expenses (2)	$
Legal fees and expenses (2)	$
Printing expenses (2)	$
Rating agencies’ fees (2)	$
Trustee’s and registrar’s fees and expenses (2)	$
Miscellaneous (2)	$
Total:	$

(1)

Under Rules 456(b) and 457(r) of the Securities Act, applicable Securities and Exchange Commission registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.

(2)

Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, a Delaware corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Walt Disney Company

The Walt Disney Company’s certificate of incorporation, as amended and restated, and bylaws, as amended and restated, contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.

As permitted by Section 102(b)(7) of the DGCL, The Walt Disney Company’s certificate of incorporation, as amended and restated, contains a provision eliminating the personal liability of a director to The Walt Disney Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

The Walt Disney Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

The Walt Disney Company has entered into indemnification agreements with each of its directors and certain of its officers and anticipates that it will enter into similar agreements with future officers and directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that The Walt Disney Company will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorneys’ fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

The foregoing summaries are necessarily subject to the complete text of the statute, The Walt Disney Company’s amended and restated certificate of incorporation and amended and restated bylaws, the indemnification agreements and the arrangements referred to above and are qualified in their entirety by reference thereto.

TWDC Enterprises 18 Corp.

The TWDC Enterprises certificate of incorporation, as amended and restated, and bylaws, as amended and restated, contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.

As permitted by Section 102(b)(7) of the DGCL, TWDC Enterprises’ certificate of incorporation, as amended and restated, contains a provision eliminating the personal liability of a director to TWDC Enterprises or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

TWDC Enterprises has entered into indemnification agreements with certain of its officers and directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that TWDC Enterprises will pay certain amounts incurred by its officers and directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorneys’ fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

The foregoing summaries are necessarily subject to the complete text of the statute, TWDC Enterprises’ restated certificate of incorporation and amended and restated bylaws, the indemnification agreements and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 16. EXHIBITS

Exhibit No.	Description

*1.1	Form of Underwriting Agreement with respect to Debt Securities of The Walt Disney Company.

*1.2	Form of Underwriting Agreement with respect to Preferred Stock of The Walt Disney Company.

*1.3	Form of Underwriting Agreement with respect to Common Stock of The Walt Disney Company.

*1.4	Form of Underwriting Agreement with respect to Warrants of The Walt Disney Company.

*1.5	Form of Underwriting Agreement with respect to Purchase Contracts of The Walt Disney Company.

*1.6	Form of Underwriting Agreement with respect to Units of The Walt Disney Company.

*1.7	Form of Underwriting Agreement with respect to Depositary Shares of The Walt Disney Company.

3.1	Restated Certificate of Incorporation of The Walt Disney Company (incorporated by reference from Exhibit 3.1 to The Walt Disney Company’s Current Report on Form 8-K filed on March 20, 2019).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of The Walt Disney Company (incorporated by reference from Exhibit 3.2 to The Walt Disney Company’s Current Report on Form 8-K filed on March 20, 2019).

3.3	Amended and Restated Bylaws of The Walt Disney Company (incorporated by reference from Exhibit 3.3 to The Walt Disney Company’s Current Report on Form 8-K filed on March 20, 2019).

4.1	Indenture (incorporated by reference from Exhibit 4.1 to The Walt Disney Company’s Current Report on Form 8-K filed on March 20, 2019).

*4.2	Form of Debt Securities of The Walt Disney Company.

*4.3	Form of Warrant Agreement of The Walt Disney Company (including form of Warrant Certificate).

*4.4	Form of Purchase Contract of The Walt Disney Company (including form of Purchase Contract Certificate).

*4.5	Form of Unit Agreement of The Walt Disney Company (including form of Unit Certificate).

*4.6	Form of Deposit Agreement of The Walt Disney Company (including form of Depositary Receipts).

4.7	Specimen Common Stock Certificate of The Walt Disney Company (incorporated by reference from Exhibit 4.10 to The Walt Disney Company’s Registration Statement on Form S-3 (File No. 333-52659) filed on May 14, 1998).

*4.8	Certificate of Designation of Preferred Stock.

*4.9	Form of Preferred Stock Certificate.

5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Cravath, Swaine & Moore LLP (included in their opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on Signature Pages).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture.

*	To be filed by a post-effective amendment to the Registration Statement or incorporated by reference from a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of The Walt Disney Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on September 3, 2019.

THE WALT DISNEY COMPANY

By:	/s/ Christine M. McCarthy
Christine M. McCarthy
Senior Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christine M. McCarthy, Jonathan S. Headley and Jolene E. Negre, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer

/s/ Robert A. Iger Robert A. Iger	Chairman and Chief Executive Officer (Principal Executive Officer)	September 3, 2019

Principal Financial and Accounting Officers

/s/ Christine M. McCarthy Christine M. McCarthy	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 3, 2019

/s/ Brent A. Woodford Brent A. Woodford	Executive Vice President-Controllership, Financial, Planning and Tax (Principal Accounting Officer)	September 3, 2019

Directors

/s/ Susan E. Arnold Susan E. Arnold	Director	September 3, 2019

/s/ Mary T. Barra Mary T. Barra	Director	September 3, 2019

/s/ Safra A. Catz Safra A. Catz	Director	September 3, 2019

/s/ Francis A. deSouza Francis A. deSouza	Director	September 3, 2019

/s/ Michael Froman Michael Froman	Director	September 3, 2019

/s/ Robert A. Iger Robert A. Iger	Chairman of the Board and Director	September 3, 2019

/s/ Maria Elena Lagomasino Maria Elena Lagomasino	Director	September 3, 2019

/s/ Mark G. Parker Mark G. Parker	Director	September 3, 2019

/s/ Derica W. Rice Derica W. Rice	Director	September 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on September 3, 2019.

TWDC ENTERPRISES 18 CORP.

By:	/s/ Christine M. McCarthy
Christine M. McCarthy
President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of TWDC Enterprises 18 Corp., do hereby severally constitute and appoint Christine M. McCarthy, Jonathan S. Headley and Jolene E. Negre, and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer

/s/ Christine M. McCarthy (Christine M. McCarthy)	President (Principal Executive Officer)	September 3, 2019

Principal Financial and Accounting Officers

/s/ Christine M. McCarthy (Christine M. McCarthy)	Chief Financial Officer (Principal Financial Officer)	September 3, 2019

/s/ Brent A. Woodford (Brent A. Woodford)	Executive Vice President (Principal Accounting Officer)	September 3, 2019

Directors

/s/ Linda A. Bagley (Linda A. Bagley)	Director	September 3, 2019

/s/ Steven C. Bardwil (Steven C. Bardwil)	Director	September 3, 2019

/s/ James M. Kapenstein (James M. Kapenstein)	Director	September 3, 2019

/s/ Kevin A. Mayer (Kevin A. Mayer)	Director	September 3, 2019

/s/ Jolene E. Negre (Jolene E. Negre)	Director	September 3, 2019

/s/ Kenneth E. Newman (Kenneth E. Newman)	Director	September 3, 2019

/s/ Jeffrey H. Smith (Jeffrey H. Smith)	Director	September 3, 2019

/s/ John A. Stowell (John A. Stowell)	Director	September 3, 2019

/s/ Suzanne V. Wilson (Suzanne V. Wilson)	Director	September 3, 2019